                                                                  EXHIBIT 11(b)
                            SULLIVAN & WORCESTER LLP
                         1025 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036
                            TELEPHONE: 202-775-8190
                            FACSIMILE: 202-293-2275

767 THIRD AVENUE                                    ONE POST OFFICE SQUARE
NEW YORK, NEW YORK 10017                            BOSTON, MASSACHUSETTS 02109
TELEPHONE: 212-486-8200                             TELEPHONE: 617-338-2800
FACSIMILE: 212-758-2151                             FACSIMILE: 617-338-2880


                                                             January 13, 1999

American General Series Portfolio
 Company
2929 Allen Parkway
Houston, Texas  77019

Ladies and Gentlemen:

           We have been requested by the American General Series Portfolio Company (the "Company"),a Maryland corporation with transferable shares established under certain Articles of Incorporation dated December 7, 1984, as amended (the "Articles"), for our opinion with respect to certain matters relating to the Stock Index Fund and the Money Market Fund of the Company. We understand that the Company in conjunction with Franklin Life Variable Annuity Fund A (the "Franklin A Fund") is about to file a Registration Statement on Form N-14 for the purpose of registering shares of the Company under the Securities Act of 1933, as amended (the "1933 Act"), in connection with an Agreement and Plan of Reorganization among The Franklin Life Insurance Company, Franklin Life Variable Annuity Fund A, Franklin Life Variable Annuity Fund B and Franklin Life Money Market Variable Annuity Fund C and related transactions whereby: (1) Franklin A Fund will be renamed and restructured into a single unit investment trust comprising three investment divisions (the "Continuing Fund"); (2) the assets of the Franklin A Fund, Franklin Life Variable Annuity Fund B and Franklin Life Money Market Variable Annuity Fund C (each a "Franklin Fund" and together, the "Franklin Funds") will be transferred to one of the three investment divisions in the Continuing Fund such that the interests of the owners of the variable annuity contracts issued by the Franklin Life Insurance Company will continue as interests in the Continuing Fund; and (3) each investment division will invest exclusively in shares of either the Stock Index Fund or the Money Market Fund of the Company.

           We have, as counsel, participated in various business and other proceedings relating to the Company. We have examined copies, either certified or otherwise proved to be genuine to our satisfaction, of the Company's Articles of Incorporation and By-

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American General Series Portfolio
 Company
January 13, 1999
Page 2

Laws, and other documents relating to its organization, operation, and proposed operation, including the above-described Registration Statement on Form N-14 and we have made such other investigations as, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below.

           We are admitted to the Bars of The Commonwealth of Massachusetts, the State of New York and the District of Columbia and generally do not purport to be familiar with the laws of the State of Maryland. To the extent that the conclusions based on the laws of the State of Maryland are involved in the opinion set forth herein below, we have relied, in rendering such opinions, upon our examination of Sections 1 through 3 of the General Corporation Law of the State of Maryland and on our knowledge of interpretation of analogous common law of The Commonwealth of Massachusetts.

           Based upon the foregoing, and assuming the approval by the appropriate owners of variable annuity contracts issued by the Franklin Life Insurance Company of certain matters scheduled for their consideration at a meeting presently anticipated to be held on March 26, 1999, it is our opinion that the shares of the Company's Stock Index Fund and the shares of the Company's Money Market Fund currently being registered, when issued in accordance with the Registration Statement on Form N-14 and the Company's Articles of Incorporation and By-Laws, will be legally issued, fully paid and non-assessable by the Company, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended and applicable state laws regulating the offer and sale of securities.

           We hereby consent to the filing of this opinion with and as a part of the Registration Statement on Form N-14 and to the reference to our firm in the Prospectus/Proxy Statement filed as part of the Registration Statement on Form N-14. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ SULLIVAN & WORCESTER LLP
                                                 ----------------------------
                                                 SULLIVAN & WORCESTER LLP

cc:  Nori L. Gabert, Esq.